                                 LEASE AGREEMENT

                                     Between



                               Summit Plaza, Inc.

                                   "Landlord"




                                      -and-



                         ALL-TECH INVESTMENT GROUP, INC.


                                    "Tenant"









                                160 Summit Avenue
                           Montvale, New Jersey 07645





                                                 TABLE OF CONTENTS


ARTICLE NO.                                         DESCRIPTION                                  PAGE
-----------                                         -----------                                  ----
                                    Basic Lease Provisions                                         1

I                                   Demised Premises                                               4
II                                  Term                                                           4
III                                 Rent                                                           5
IV                                  Use and Occupancy                                              6
V                                   Alterations or Improvements
                                      by Tenant                                                    7

VI                                  Maintenance                                                    8
VII                                 Compliance with Laws, Indemnity
                                      and Insurance                                                9
VIII                                Subordination and Estoppel                                    10
IX                                  Destruction - Fire or other
                                      Casualty                                                    10
X                                   Mutual Waiver of Subrogation                                  11

XI                                  Condemnation and Other Proceedings                            12
XII                                 Assignment and Subletting                                     12
XIII                                Surrender                                                     14
XIV                                 Holding Over                                                  15
XV                                  Landlord's Right of Entry                                     15

XVI                                 Default                                                       16
XVII                                Landlord's Rights Upon Tenant's
                                      Default                                                     16
XVIII                               Landlord's Remedies Cumulative:
                                      Expenses                                                    18
XIX                                 No Waiver                                                     19
XX                                  Landlord's Reserved Rights                                    19

XXI                                 Landlord's Liability                                          20
XXII                                Tenant's Liability                                            21
XXIII                               Tenant's Insurance                                            21
XXIV                                Mechanics' Liens                                              22
XXV                                 Quiet Enjoyment                                               22

XXVI                                Air and Light                                                 23
XXVII                               Landlord's Services                                           23
XXVIII                              Additional Rent                                               25
XXIX                                Personal Property Taxes                                       29
XXX                                 Security Deposit                                              29

XXXII                               Definition of Landlord                                        30
XXXIII                              Notice                                                        30
XXXIV                               Signs                                                         30
XXXV                                Notice of Defects and Accidents                               30


ARTICLE NO.                                         DESCRIPTION                                  PAGE
-----------                                         -----------                                  ----



XXXVI                               Rules and Regulations                                         31
XXXVII                              Directory                                                     31
XXXVIII                             Hazardous Materials and Compliance
                                      with Environmental Laws                                     31
XXXIX                               Miscellaneous                                                 33

EXHIBITS                                             EXHIBIT A:  The Premises
                                                     EXHIBIT B:  Landlord's Work in
                                                                    the Premises
                                                     EXHIBIT C:  Rules and Regulations






                             BASIC LEASE PROVISIONS
                                     of the
                 LEASE AGREEMENT FOR 160 SUMMIT AVENUE, MONTVALE
                                     between
                    160 SUMMIT AVENUE, MONTVALE, as Landlord,
                 and All-Tech Investment Group, Inc., as Tenant.

         The following basic terms of the Lease (hereinafter referred to as the "Basic Lease Provisions") between Landlord and Tenant are an integral part of and are incorporated by reference into within Lease:

         A.       The "Building":      160 Summit Avenue, Montvale, New
                                       Jersey 07645, containing
                                       approximately 32,371 square feet.

         B.       The "Premises":      The space within the Premises is
                                       described in the Lease, including
                                       the floor plan attached hereto as
                                       Exhibit A, and consisting of the
                                       following approximate number of the
                                       rentable square feet: 12,395.

         C.       The "Term":          The Term of this Lease shall be four
                                       (4) years and ten (10) months,
                                       beginning on June 1, 1998 (the
                                       "Commencement Date") and ending on
                                       March 31, 2003 (the "Expiration
                                       Date").

         D.       The "Basic Rent":    (1) Annual Base Rent:

                                                         $247,900

                                       (2) Monthly Installments of Base
                                           Rent:

                                                         $20,658.33

                                       In additional to the above
                                       to the above base rent, the
                                       Tenant will be liable for
                                       Tenant Electric as
                                       hereinafter set forth and
                                       any other additional rent
                                       items.

         E.       Tenant's
                  Proportionate
                  Share:                                  38.29%

         F.       The Security
                  Deposit:                                None

         G.       Broker(s):                              None

         H.       Addresses for
                  Notice and
                  Payments:             (1) Landlord:

                                        Summit Plaza, Inc.
                                        160 Summit Avenue
                                        Montvale, New Jersey 07645
                                        ATTN: Mark Shefts

                                        (2) Tenant:

                                        All-Tech Investment Group, Inc.
                                        160 Summit Avenue
                                        Montvale, New Jersey 07645

                                        (3) Checks Payable to:

                                        Summit Plaza, Inc.

                                        Mail Payment to:

                                        Summit Plaza, Inc.
                                        160 Summit Avenue
                                        Montvale, New Jersey 07645
                                        ATTN: Mark Shefts

         I.       Base Tax Year:        1998

         J.       Base Operating
                  Year:                 1998

         K.       Tenant Liability
                  Insurance:            The Tenant Liability Insurance
                                        required pursuant to Section 23.1 of
                                        this Lease shall be in the sum of
                                        $1,000,000.00 single limit.

Approved by Landlord:                   Approved by Tenant:


SUMMIT PLAZA, INC.                      s/ All-Tech Investment Group, Inc.
                                        ----------------------------------

By: s/Mark Shefts                        By: s/Mark Shefts
    ----------------                         ----------------

AGREEMENT OF LEASE (this "Lease") dated as of the 1st day of June, 1998, between SUMMIT PLAZA, INC, a New Jersey Corporation, (hereinafter referred to as the "Landlord"), and All-Tech Investment Group, Inc. (hereinafter referred to as "Tenant").



                              W I T N E S S E T H:



         Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE I
                                Demised Premises

         1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term and upon the terms, conditions, covenants and agreements hereinafter provided, the Premises. The Premises consist of space which: (i) is located as is specified in Item B of the Basic Lease Provisions, and (ii) is bounded by the proposed or existing demising walls therefor, the approximate locations of such demising walls and space being marked in color or crosshatched and shown on the diagram(s) of the floor plan for such floor, such diagram(s) being attached to this Lease as Exhibit A and made a part hereof. The appropriate number of rentable square feet contained in the Premises, as determined by Landlord, for identification purposes only, is specified in Item B of the Basic Lease provisions (the "Rentable Area"). The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building, but includes no other rights not specifically set forth herein. Landlord shall finish the Premises as set forth in Exhibit B attached hereto and made a part hereof. It is understood and agreed that Landlord will not make and is under no obligation to make any alterations, decorations, additions or improvements in or to the Premises, structural or otherwise, except as set forth in Exhibit B. Landlord agrees to deliver possession of the Premises to Tenant and Tenant agrees to accept the same from Landlord, upon written notice from Landlord to Tenant that Landlord's work in the Premises described in Exhibit B has been substantially completed.

                                   ARTICLE II
                                      Term

         2.1 The Premises are leased for the period of years and months as specified in Item C of the basic Lease Provisions, to commence at 12:01 A.M. on the Commencement Date and to end at 11:59 p.m. on the Expiration Date unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

         2.2 Notwithstanding anything in Paragraph 2.1 to the contrary, if, on or prior to the Commencement Date of the Term, the Premises are not ready for occupancy, this Lease shall nevertheless continue in full force and effect and Tenant shall have no right to rescind, cancel or terminate same nor shall Landlord be liable for damages, if any, sustained by Tenant by reason of inability to obtain possession thereof on such date. In such event, Landlord shall give to Tenant written notice at least fifteen (15) days in advance of the date when Landlord expects Premises to be ready for occupancy by Tenant, which date shall then become the revised Commencement Date. The Term shall end on the revised Expiration Date, which date shall be the same number of days after the revised Commencement Date as it was after the original Commencement Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

         2.3 When Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises as being satisfactory and in good condition as of the date of such possession.

                                   ARTICLE III
                                      Rent

         3.1 Tenant covenants and agrees to pay to the Landlord, as rent for and during the Term hereof, the annual sum as specified in Item D(1) of the Basic Lease Provisions as Basic Rent.

         3.2 Basic Rent and any Additional Rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Landlord at the address specified in Item H(3) of the basic Lease Provisions (or at such other place as Landlord may designate in a notice to Tenant) in lawful money of the United States without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease for the convenience of Tenant. Basic Rent shall be payable in equal monthly installments as specified in Item D(2) of the Basic Lease Provisions, in advance, on the first (1st) day of each month during the Term. The installment of Basic Rent for the first (1st) full calendar month of the Term is due and payable by Tenant to Landlord at the time of the execution and delivery of this Lease. In the event that the Commencement Date shall occur on a date other than the first (1st) day of any calendar month Tenant shall pay to Landlord on the first (1st) day of any calendar month next succeeding the month during which the Commencement Date shall occur, a sum equal to that specified in Item D(2) of the Basic Lease Provision divided by 30 (thirty) then multiplied by the number of calendar days in the period from the Commencement Date to the last day of the month in which the Commencement Date shall occur, both inclusive. Such payment, together with the sum paid by the Tenant upon execution of this Lease, shall constitute payment of the Basic Rent for the period from the Commencement Date to and including the last day of the next succeeding calendar month.

         3.3 Tenant covenants to pay Basic Rent and any Additional Rent payable pursuant to the provisions of this Lease and to observe and perform and to permit no violation of the terms, covenants and conditions of this Lease on Tenant's part.

                                   ARTICLE IV
                                Use and Occupancy

         4.1 Tenant shall use and occupy the Premises solely for general office purposes and only in accordance with the uses permitted under applicable zoning and other municipal regulations. Without the prior written consent of Landlord, the premises shall not be used for any other purpose, or for any purpose that will constitute a nuisance or unreasonable annoyance to Landlord or other tenants of the Building and shall comply with all present and future laws, ordinances, regulations and orders of the United States of America, the jurisdiction in which the Building is located, and any other public or quasi-public authority having jurisdiction over the Premises (collectively hereinafter referred to as "Governmental Authorities"), it is expressly understood that if any law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant shall obtain such permit at Tenant's own expense.

         4.2 Tenant acknowledges that the Building is a non-smoking building and, as such, smoking within the building is absolutely prohibited. Landlord has placed ashtrays at the western entrance to the Building for the convenience of persons who smoke.

         4.3 Tenant shall have the right to the non-exclusive use of the parking lot on the Real Property (as defined in Paragraph 5.1) for all employees and visitors. The same right has been or will be given to all other tenants in the Building, and to their respective employees, agents, customers and invitees and to other persons, and it does not entitle Tenant to any particular assigned spaces in the parking lot, except for five (5) spaces which shall be designated for Tenant's use only. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time or at any time make pursuant to the terms of Article XXXVI hereof to assure exclusive use of designated parking spaces on the Real Property by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away, at the owner's expense, any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance or breach by any other tenant of said rules and regulations; provided, however, Landlord agrees to use reasonable efforts to enforce such rules and regulations uniformly.

                                    ARTICLE V
                      Alterations or Improvements by Tenant

         5.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent. Subject to the prior written consent of the Landlord, Tenant, at Tenant's sole expense, may hire contractors approved by Landlord to make alterations, installations, additions or improvements in or to the Premises (collectively hereinafter referred to as the "Alterations") which are non-structural and which do not affect utility services, plumbing or electrical lines in or to the Premises or the Building. The Alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless Tenant, by written notice to Landlord no later than thirty (30) days prior to the notice to the Expiration Date, requests Landlord's consent to remove same. If Landlord so consents, the Alterations shall be removed from the Premises by Tenant prior to the Expiration Date at Tenant's sole expense. Nothing in this Article V shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any other installation as may be permitted by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to Alterations. Tenant shall repair any damage to the Premises, the Building, or the real property on which the Building is located (hereinafter collectively referred to as the "Real Property") incurred during such removal. All property permitted or required to be removed by Tenant at the Expiration Date or sooner termination of the Term which remains on the Premises after the Expiration Date or sooner termination of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord property or may be removed from the Premises by Landlord at Tenant's expense. If Tenant does not repair or restore said damage, Landlord is entitled to deduct said cost and expense from Tenant's security deposit.

         5.2 Prior to the commencement of the Alterations, Tenant shall, at its sole expense, obtain all required permits, approvals and certificates required by all Governmental Authorities and upon completion of the Alterations, certificates of final approval thereof. Tenant shall deliver duplicates of same to Landlord promptly upon their receipt. Tenant shall carry and shall cause Tenant's contractors and subcontractors to carry such workers' compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in Article XXIII hereof.

         5.3 As a condition precedent to the written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics' and materialmen's liens upon Real Property or a part for all work, labor and services to be performed, and materials to be furnished, by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to be involved in such work. If, not withstanding the foregoing, any mechanic's or materialmen's lien is filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any alterations, decorations, additions or improvements shall be constructed on behalf of Tenant and that in the event Landlord gives its written consent to Tenant's making any such alterations, decorations, additions or improvements, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Real Property to any mechanic's or materialmen's liens which may be filed in respect to any such work done by or on behalf of Tenant.

         5.4 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which arise directly or indirectly by reason of the Alterations, structural or otherwise, made by Tenant without the prior written consent of Landlord. Landlord shall have the right to remove same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal and subsequent restoration of the Premises to the original condition.

                                   ARTICLE VI
                                   Maintenance

         6.1 Tenant shall take good care of the Premises throughout the Term and preserve the same in the condition delivered to Tenant on the Commencement Date, normal wear and tear and damage by fire or other casualty not caused by Tenant excepted. Tenant further agrees not to injure, overload, deface or commit waste of the Premises. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment and HVAC equipment caused by Tenant or by anyone using or occupying the Premises by, through or under Tenant. Landlord shall repair the same and Tenant shall pay the costs incurred therefor to Landlord immediately upon demand, plus a ten percent (10%) management fee. If the Premises become infested with vermin, Tenant shall, at Tenant's expense, cause the same to exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators as shall be approved by Landlord.

         6.2 Landlord shall be responsible for all repairs to the roof, foundation and permanent exterior walls and support columns of Building (hereinafter referred to as "Structural Repairs") and shall maintain, repair and replace all plumbing, heating, air conditioning, electrical and mechanical fixtures (exclusive of (a) starters, ballasts, incandescent and fluorescent lamps and (b) electrical and mechanical fixtures installed by Tenant) which shall be standard for the building, when required, and maintain and make repairs to the parking area and the exterior of the Building, except for those repairs or replacements arising from the negligence of Tenant, its agents, servants, employees, licensees, or invitees, which shall be the sole responsibility of Tenant.

                                   ARTICLE VII
                  Compliance with Laws, Indemnity and Insurance

         7.1 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Real Property, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, the Building, fixtures or any personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules or regulations of any Governmental Authority. Tenant hereby indemnifies and shall hold Landlord harmless from and against all liability for injury to persons or damage occurring on the Premises or in the building or on the Real Property whether occasioned by any act or omission of Tenant, or Tenant's agents, servants employees, invites or licensees. Tenant agrees that any increase in fire and casualty insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness or willful action of Tenant, Tenant's agents, servants, employees, invitees or licensees, shall be reimbursed to Landlord with ten (10) days of demand therefor. Landlord shall have all the rights and remedies for the collection of Basic Rent provided to paid pursuant to terms hereof.

                                  ARTICLE VIII
                           Subordination and Estoppel

         8.1 Tenant agrees that this Lease is subject and subordinate to all ground or underlying leases and to the lien of any mortgages or deeds of trust now on or which at any time in the future may be made a lien upon the Real Property, and to all advances made or hereafter to be made upon the security thereof. This subordination provision shall be self-operative and no further instrument of subordination shall required; provided, however, that Tenant agrees to execute and deliver within two (2) business days, upon request, such further instrument or instruments confirming this subordination as shall be desired by Landlord or by any mortgagee or proposed mortgagee of the Real Property; and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments. Tenant further agrees that at the option of the holder of any mortgage or of the trustee under any deed of trust securing the Real Property, this Lease may be made superior to said mortgage or deed of trust by the insertion therein of a declaration that this Lease is superior.

         8.2 Tenant agrees, at any time and from time to time upon not less than five (5) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, it there have been modifications, that the same are in full force and effect as modified) and stating the modifications, that there are no offsets, defenses, defaults or counterclaims under this Lease or against Landlord, the dates to which the Basic Rent and Additional Rent have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Paragraph 8.2 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property.

                                   ARTICLE IX
                      Destruction - Fire or Other Casualty

         9.1 If the Premises or the Building shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees: (i) except as otherwise provided in subsection (ii) hereof, the damage shall be repaired by and at the expense of Landlord and until such repairs shall be made the Basic Rent and Additional Rent shall be equitably abated according to the part of the Premises which is usable by Tenant. Landlord agrees, at its expense, to repair promptly any damage to the Premises, except that Tenant agrees to repair or replace its own furniture, furnishings and equipment. No penalty shall accrue due to a delay caused by strike, lockout, act of God, inability to obtain labor or materials, governmental restrictions, enemy actions, civil commotion, fire, unawardable casualty or any other cause similar or dissimilar beyond the reasonable control of either Landlord or Tenant or due to the passing of time while waiting for an adjustment of insurance proceeds (hereinafter referred to as an "Excusable Delay"); (ii) if the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within ninety (90) days of the casualty or if Landlord shall decide not to resolve or repair the same or shall decide to demolish the Building or the Premises, or not to rebuild the Building or the Premises, then Landlord shall, within ninety (90) days after such fire or other casualty, give Tenant notice of such decision, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord; (iii) If Landlord fails to complete the repair and restoration of the Premises within six
(6) months from the date of the casualty (subject to Excusable Delays) then Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid six (6) month period; (iv) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed hereunder.

                                    ARTICLE X
                          Mutual Waiver of Subrogation

         10.1 Landlord hereby waives any and all rights of recovery against the Tenant for or arising out of damage to or destruction of the Premises, the Building or the Real Property and any other property of the Landlord from causes then insured under standard fire and extended coverage insurance policies or endorsements to the extent that its insurance policies then in effect permit such waiver, and Tenant hereby waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of the Premises, the Building or the Real Property and any property of Tenant from causes then insured under standard fire and extended coverage insurance policies to the extended coverage insurance policies to the extent that its insurance policies then in effect permit such a waiver. If at any time during the Term any insurance carrier which shall have issued a policy to either of the parties covering the Real Property, the Premises, the Building or any of the property of Tenant, shall have issued a policy to either of the parties covering the Real Property, the Premises, the Building or any of the Property of the Tenant, shall refuse to consent to the waiver of the right of recovery with respect to any loss payable under such a policy, or if such a carrier shall consent to such waiver only upon the payment of an additional premium (unless such additional premium is voluntarily paid by one of the parties hereto) or shall cancel a consent previously given, or shall cancel or threaten to cancel any policy previously issued and then in full force and effect, then in any such event, the waiver in this Paragraph 10.1 shall thereupon be of no further force and effect as to the loss, damage or destruction covered by such policy except as hereinafter provided. If, however, at any time thereafter such consent shall be obtained therefor from any existing or any substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

                                   ARTICLE XI

                       Condemnation and Other Proceedings

         11.1 If the Premises shall be acquired or condemned by eminent domain proceedings, or by giving of a deed in lieu thereof, or shall be ordered demolished or unfit for present use by any governmental body, then and in that event, the Term shall cease and terminate from the date of title-vesting or final order pursuant to such proceeding or agreement. If a non-substantial portion of the Premises or the Building shall be so ordered, acquired or condemned, this Lease shall cease and terminate at Landlord's option, and if such option is not exercised by Landlord, an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining useable portion of the Premises shall be made. In the event of a termination under this Article XI, Tenant shall have no claim against the Landlord for the value of any unexpired Term and Tenant should have no claim against Landlord, other than for the adjustment of the Basic Rent and Additional Rent as hereinbefore mentioned, or be entitled to any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by any governmental authority with Landlord.

         11.2 Tenant may, if allowed by statue, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it (if any) which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Real Property and Building and shall not diminish any award of Landlord. For purposes of this Paragraph 11.2, a substantial part of the Premises shall be considered to have been taken if more than fifty percent (50%) of the Premises are unusable by Tenant as a direct result of such taking.

                                   ARTICLE XII
                            Assignment and Subletting

         12.1 Tenant, for itself, its heirs, distributees, successors and assigns, expressly covenants that it shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt to do so by Tenant shall be void. The consent by Landlord to any assignment, mortgage, encumbrance, subletting or use of the Premises by others shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, mortgage, encumbrance or use of the Premises by others. Without the prior written consent of Landlord, this Lease and the interest of Tenant therein or any assignee of Tenant therein, shall not pass by operation of law, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant or any assignee of Tenant.

         12.2 Landlord covenants and agrees that it will not unreasonably withhold its consent to Tenant's assigning or subletting all or a part of the Premises; provided, however, that Tenant shall not be in default under any of the terms, covenants, conditions, provisions and agreements of this Lease at the time of any notice or request for consent under the terms of this Article XII or at the effective date of such subletting or assigning.

         12.3 (a) If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to
Landlord:

                      (1) the sum of three hundred dollars ($300.00) as a non-refundable fee to process each such request;
                      (2)      the name of the proposed assignee or
                               subtenant;
                      (3)      the terms of the proposed assignment or
                               subletting;
                      (4) the nature of the proposed subtenant's or assignee's business; and
                      (5)      such information as to the proposed
                               subtenant's or assignee's financial
                               responsibility and general reputation as
                               Landlord may reasonably require.

                  (b) Upon the receipt of such request and information from Tenant, Landlord shall have the option, to be exercised in writing within thirty
(30) days after such receipt, to either (1) cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option; or (2) to grant said request.

                  (c) In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be cancelled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by the Tenant hereunder shall be reduced proportionately according to the ratio that the number of rentable square feet in the portion of the space surrendered bears to the rentable square feet in the Premises.

                  (d) In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed copy of each sublease or assignment and assumption of performance by the sublessee or assignee, on Landlord's standard form, shall be delivered to Landlord within five (5) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such copies as required herein.

                  (e) In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, and such agreement shall be executed and go into effect, and Tenant realizes a profit from such agreement, Tenant agrees to pay to Landlord 100% of said profit. Profit is defined as any amount in excess of the amount that Tenant pays to Landlord and defined in
Article III and Article XXVIII of this Lease.

         12.4 In no event shall any assignment or subletting to which Landlord may consent release or relieve Tenant from its obligations to fully perform all of the terms, covenants and conditions of the Lease on its part to be performed.

                                  ARTICLE XIII
                                    Surrender

         13.1 Upon the Expiration Date or sooner termination of the Term, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as they were on the Commencement Date, ordinary wear and tear, repairs and replacements by Landlord, loss by fire, casualty and other causes beyond Tenant's control, and alterations, additions and improvements permitted hereunder, excepted. Tenant's obligation to observe or perform this covenant shall survive the Expiration Date or prior expiration of the Term. If the Expiration Date falls on a Sunday or a legal holiday, this Lease shall expire at 12 noon on the business day first preceding said date.

                                   ARTICLE XIV
                                  Holding Over

         14.1 If Tenant holds possession of the Premises beyond the Expiration Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at DOUBLE the Basic Rent and Additional Rent payable hereunder and upon all other terms and conditions to this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord or Tenant and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Expiration Date or prior expiration of the Term, and Landlord, upon said Expiration Date or prior expiration of the Term, Landlord shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises and to all damages to which Landlord is entitled.

                                   ARTICLE XV
                            Landlord's Right of Entry

         15.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes:

                  (1)      examining the Premises;
                  (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof;
                  (3) erecting, maintaining, repairing or replacing wires, cables, conduits, vents or plumbing equipment running in, to or through the Premises; or
                  (4) showing the Premises to prospective new tenants, purchasers or mortgagees.

         15.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

         15.3 Landlord, in exercising any of its rights under this Article XV, shall not be deemed guilty of eviction, partial eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same.

         15.4 All work performed by or on behalf of Landlord in or on the Premises pursuant to this Article XV shall be performed with as little inconvenience to the Tenant's business as possible, and in such a manner as not unreasonably to interfere therewith.

                                   ARTICLE XVI
                                     Default

         16.1 Each of the following, whether occurring before or after the Commencement Date, shall be deemed a Default by Tenant and a breach of this
Lease:

                  (a) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act;

                  (b) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors;

                  (c) the making by Tenant of an assignment for the benefit of creditors;

                  (d) the suspension of business by Tenant or any act by Tenant amounting to a business failure;

                  (e) the filing of a tax lien or a mechanics' lien against any property of Tenant;

                  (f) Tenant's causing or permitting the Premises to be vacant, or abandonment of the Premises by Tenant for a period in excess of ten (10) days;

                  (g) failure by Tenant to pay Landlord when due Basic Rent, Additional Rent herein reserved, or any other sum by the time required by the terms of this Lease;

                  (h) a failure by Tenant in the performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed;

                  (i) a default by Tenant under any other lease or sublease with Landlord.

                                  ARTICLE XVII
                     Landlord's Rights Upon Tenant's Default

         17.1 (a) Upon a Default by Tenant or any subtenant or assignee, Landlord, upon failure of Tenant to cure a default in the payment of Basic Rent, Additional Rent or any other sum of money due to Landlord hereunder within five
(5) days after the same was due (without notice thereof from Landlord) or to cure or diligently commence to cure any other Default within fifteen (15) days after notice thereof from Landlord (provided same is cured with a reasonable time thereafter, and without any delay), may immediately or at anytime thereafter, without further notice to Tenant (i) enter upon the Premises as agent for Tenant, by legal entry, without terminating this Lease and do any and all acts as Landlord may deem necessary, proper or convenient to cure such Default, for the account of and at the expense of Tenant, and Tenant agrees to pay Landlord, upon demand, all damages and/or expenses incurred by Landlord in so doing; or (ii) terminate this Lease and Tenant's right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such legal means, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant.

                  (b) Landlord shall be entitled to recover damages from Tenant in an amount equal to the amount herein covenanted to be paid as Basic Rent and Additional Rent, together with: (i) all expenses of any proceedings (including but not limited to, legal expenses and attorneys' fees) which may be necessary in order for Landlord to recover possession of the Premises; and (ii) the expenses of re-renting the Premises, including but not limited to, any commissions paid to any real estate broker, advertising expenses and the costs of such alterations, repairs, replacements and decoration or re-decoration as Landlord in its sole judgment considers advisable or necessary for the purpose of re-renting the Premises; provided, however, there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises. Landlord shall in no event be liable in any way whatsoever from failure to collect rent under such re- renting; and further provided, however, Landlord shall be under no obligation to re-rent the Premises.

         17.2 No act or thing done by Landlord shall be deemed to be an acceptance of Tenant's surrender of the Premises, unless Landlord should execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord. Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided however, any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month by Landlord against Tenant to recover the damages when due, without waiting until the end of the Term to determine the aggregate amount of such damages or Landlord, at its option, if the Premises have been re-let for a term extending at least as long as the remainder of the Term thereof, may hold Tenant in advance for the entire deficiency to be realized during the term of re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the eviction of Tenant or Tenant being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease.

         17.3 Landlord may retain, as partial liquidated damages, any Basic Rent, Additional Rent, Security Deposit or monies received from Tenant or others on behalf of the Tenant.

         17.4 Landlord shall have the right, as agent for Tenant, to take possession of any furniture or fixtures of Tenant found upon the Premises after taking possession of same pursuant to this Article XVII and sell the same at any private or public sale and apply the proceeds to any amount due Landlord. Tenant waives any notice of execution or levy in connection therewith.

                                  ARTICLE XVIII
                    Landlord's Remedies Cumulative; Expenses

         18.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purpose of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

         18.2 Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder.

         18.3 If Tenant fails to pay an installment of Basic Rent, Additional Rent or any other sum due and payable to Landlord on or before the first day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge (to cover Landlord's administrative and overhead expenses of processing late payments) equal to the greater of one hundred dollars ($100) or five percent (5%) of the amount of such installment and, in addition, such unpaid installment shall bear interest at the rate per annum which is two percent (2%) greater than the "prime rate" then in effect (or if such prime rate is not available, a replacement rate designated by Landlord) from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Basic Rent.

                                   ARTICLE XIX
                                    No Waiver

         19.1 No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements and conditions herein contained.

         19.2 No employee of Landlord or of Landlord's representatives or agents shall have the authority to accept the keys of the Premises prior to the Expiration Date and the delivery of keys to any employees of Landlord or Landlord's representatives or agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

         19.3 The receipt by Landlord of the Basic Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such a breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or any statement on any check or any letter or other instrument accompanying any check or payment as Basic Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or pursue any other remedy provided in this Lease.

         19.4 The failure of Landlord to enforce any of the Rules or Regulations as may be set by Landlord form time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation.

                                   ARTICLE XX
                           Landlord's Reserved Rights

         20.1 (a) Landlord reserves the following rights: (i) If during or prior to the last ninety (90) days of the Term Tenant vacates the Premises, to decorate, remodel, repair, alter to otherwise prepare the Premises for reoccupancy and, (ii) to have pass keys to the Premises.

                  (b) Landlord may enter upon the Premises and may exercise either of the foregoing rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.

                                   ARTICLE XXI
                              Landlord's Liability

         21.1 Landlord or its agents or representatives shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances, plumbing, on the roof, street, subsurface or from any other place or by dampness or by any other cause of nature whatsoever, or resulting from carelessness, negligence or improper conduct on the part of any other tenant or of Landlord's contractors or its or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors.

         21.2 Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Real Property and the Building of which the Premises form a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Real Property or the Building or of

Landlord's interest therein. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that Landlord's interest hereunder and in the Real Property or the Building shall be subject to impressment of an equitable lien otherwise. Nothing herein contained shall be construed to limit any right of injunction against Landlord, where appropriate.

         21.3 Landlord shall not be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees, guests or invitees), acts of other tenants or occupants of the Building or any other cause beyond reasonable control of Landlord. In such event, the time for performance by Landlord shall be extended by an amount of time equal to the period of delay so caused.

                                  ARTICLE XXII
                               Tenant's Liability

         22.1 Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, its agents, servants, employees, invitees or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees and licensees in the use or occupancy of the Premises. Any such expense shall be deemed Additional Rent, due in the next calendar month after it is incurred.

                                  ARTICLE XXIII
                               Tenant's Insurance

         23.1 (a) Notwithstanding Article XXII, Tenant covenants to provide, on or before the Commencement Date for the benefit of Landlord, Landlord's mortgagee, Landlord's Managing Agent, if any, and Tenant a comprehensive policy of liability insurance and/or Certificate of Insurance protecting Landlord, Landlord's mortgagee, Landlord's Managing Agent and Tenant against any liability whatsoever occasioned by accident on or about the Real Property, the Building or the Premises or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey which shall be rated grade A or better in Best's with a rating therein of 12 or better and the limits of liability thereunder shall be in minimum amounts approved by Landlord from time to time (as set forth in the Rules and Regulations) in respect of any one person, in respect of any one accident, and in respect of any property damage. Such insurance may be carried under a blanket of policy covering the Premises and other locations of Tenant, if any.

                  (b) Fire and Extended Coverage, Vandalism, Malicious Mischief and Special Extended Coverage Insurance in an amount adequate to cover the costs of replacement of all personal property, decoration, trade fixtures, furnishings and equipment in the Premises and all contents therein. Landlord shall not be liable for any damage to such property of Tenant by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that Tenant will look solely to its insurer for reimbursement.

         23.2 Prior to the time such insurance is first required by this Article XXIII to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original or the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be cancelled except upon thirty (30) days' notice to Landlord, together with evidence of payment for the policy.

         23.3 Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefor, Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefor, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder due immediately, for the collection of which Landlord shall have all remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord or any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of a Default.

                                  ARTICLE XXIV
                                Mechanics' Liens

         24.1 Any mechanic's lien filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be bonded by Tenant within five (5) days after notice of filing at Tenant's expense.

                                   ARTICLE XXV
                                 Quiet Enjoyment

         25.1 Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the rights set forth in Article VIII, free from any interference whatsoever by, from or through Landlord, provided, however, that no diminution or abatement of Basic Rent, Additional Rent or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or the Real Property, or for any space taken to comply with any law, ordinance or order of any Governmental Authority, except as provided herein.

                                  ARTICLE XXVI
                                  Air and Light

         26.1 This Lease does not grant any rights to air and light.

                                  ARTICLE XXVII
                               Landlord's Services

         27.1 Landlord shall furnish to Tenant the services set forth in this Lease and the Rules and Regulations as services which are covered by the Basic Rent.

         27.2 (a) Air heating and air cooling shall be furnished only between the hours of 8:00 a.m. and 6:00 p. m., Mondays through Fridays, Saturdays, Sundays and Building Holidays, excluded (hereinafter referred to as the "Business Hours"), and then only when weather conditions, in the opinion of Landlord, require. As used herein, the term "Building Holidays" shall mean all holidays including, but not limited to: Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, and the day after Christmas Day and New Year's Day, as each of the said holidays are celebrated in the State of New Jersey.

                  (b) If Tenant shall request the use of air cooling (during the periods when such is available), ventilating and/or heat at any time other than the Business Hours in this Lease provided for such service, Landlord shall furnish such to Tenant provided (i) that Tenant pays to Landlord, as Additional Rent, a special overtime charge therefor which shall be $40.00 per hour initially (which Landlord may adjust from time to time) and (ii) that Tenant's request shall be received in writing by Landlord's property manager by 12:00 noon at least one day before after-hours service is required (and by 12:00 noon of the day preceding any requested before-hours service).

         27.3 (a) Throughout the Term, Landlord agrees to redistribute electrical energy to the Premises (not exceeding the present electrical capacity at the Premises), upon the following terms and conditions: (i) Tenant shall pay for such electrical energy as provided by this Paragraph 27.3; (ii) Landlord shall not be liable in any way to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of any failure, defect or change in the quantity or character of electricity furnished to the Premises or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements or due to any cessation, diminution or interruption of supply thereof.

         The parties agree that Tenant will pay for the electric during the term of this Lease in such amounts as may be determined under one of the provisions following, to wit, (a), (b), and (c). The parties agree that Landlord will be entitled to elect which measurement method will be used, and further agree that Landlord will be entitled to change the method during the Term of this Lease on notice to the Tenant: (a) by determining a fixed amount at the outset, which is $1.25 per square foot, or $15,493.75 per annum or $1,291.15 per month, and agreeing to adjustments to same; (b) by submetering the demised premises at Landlord's expense, in which case Landlord will be entitled to charge a pro rata share of its utility charges, together with a charge incurred by Landlord for the submetering service under this method, Landlord will charge Tenant at the same rate as the utility is charging; therefore, Tenant will be liable for any utility rate increases; or (c) by having an independent electrical engineering consultant selected by Landlord and reasonably acceptable to Tenant make a survey of the electrical power demand of the electric lighting fixtures and the electrical equipment of Tenant used in the Premises to determine the average monthly electric consumption thereof. Landlord shall have the right to resurvey the electrical power demand at any time during the Term of this Lease or on a regular basis, but not more often than quarterly. The findings of said consultant as to the average monthly electric consumption of Tenant shall be conclusive and binding on the parties hereto. After said consultant has submitted its report, Tenant shall pay to Landlord within ten (10) days after demand therefor by Landlord, the amount determined by said consultant as owing from the Commencement Date and during the months in which said survey was being conducted and, thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Said amounts shall be treated as Additional Rent due hereunder. In the event that there shall be an increase or decrease in the rate schedule of the public utility for the supply of electric energy to the Building or the imposition of any tax or surcharge with respect to such electric energy or increase in such tax or surcharge with respect to such electric energy or increase in such tax or surcharge following the Commencement Date, the Additional Rent payable hereunder shall be equitable adjusted to reflect the resulting increase, decrease, tax or surcharge.

                  (b) Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the Building standard lighting, and (2) personal computers, electric typewriters, calculators, copying machines and other small office machines.

                  (c) Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances or equipment in addition to the equipment permitted in Article 27.3(b) above without prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord shall require an increase in the monthly electrical charge (as Additional Rent) by an amount which will reflect the cost of electricity to operate the additional equipment and service to be furnished by Landlord. This increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose service shall be paid for by Tenant.

                  (d) Landlord reserves the right to discontinue furnishing electrical energy to Tenant at any time upon to less than one hundred twenty
(120) days' written notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and the Additional Rent shall be reduced by a sum per month equal to that amount previously agreed as Additional Rent for Tenant's use of electricity in the Premises. If Landlord so discontinues furnishing electrical energy to Tenant, Tenant shall arrange to obtain electrical energy directly from the public utility company furnishing electric energy to the Building. Tenant may obtain such electrical energy by means of the then-existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy from the public utility company shall be installed and maintained by Tenant in accordance with Article V hereof at its sole expense.

                  (e) Landlord shall not be liable in the event of any interruption in the supply of electricity, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

         27.4 The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from performing any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such services.

                                 ARTICLE XXVIII
                                 Additional Rent

         28.1 Tenant hereby covenants and agrees to pay as Additional Rent the amounts as set forth below.

         28.2 (a) For each year or part of a year occurring within the Term in which the total annual real estate taxes, assessments (including special assessments), personal property tax, sewer rents, rates and charges (hereinafter referred to as the "Real Estate Taxes") which shall be levied, imposed or assessed upon the Real Property shall exceed the Real Estate Taxes levied, imposed or assessed for the Base Tax Year as is specified in Item I of the Basic Lease Provisions, for each calendar year Landlord shall notify Tenant of Landlord's best estimate of Tenant's Proportionate Share of Real Estate Taxes for each calendar year above Base Tax Year Real Estate Taxes and Tenant shall be obligated to pay Landlord, as Additional Rent along with each monthly installment of Base Rent due during such calendar year, one twelfth (1/12th) of such estimated amount. Tenant's payments of such estimated amount shall be treated by Landlord as a credit against the actual amount of Tenant's Proportionate Share required to be paid by Tenant pursuant to this Paragraph.

                  (b) Landlord covenants and agrees that for each year or part of a year occurring within the Term in which the Real Estate Taxes shall be decreased from the Real Estate Taxes levied, imposed or assessed for the Base Tax Year, Landlord shall credit against any Additional Rent due from Tenant hereunder within ninety (90) days after the end of such year, a sum equal to Tenant's Proportionate Share of such decrease of Real Estate Taxes. Tenant's Proportionate Share of said decrease of Real Estate Taxes for less than one year shall be prorated and apportioned.

                  (c) Landlord may take the benefit of the provisions of any statute or ordinance permitting any Real Estate Tax to be paid over a period of time.

                  (d) Tenant's Proportionate Share of Real Estate Taxes in excess of the Real Estate Taxes for the Base Tax Year shall be determined from the amount finally determined to be legally due as a result of legal proceedings or otherwise. In the event the Real Estate Taxes have not been finally determined by legal proceedings or otherwise at the time of payment of Real Estate Taxes for any subsequent year, the actual amount of Real Estate Taxes paid or accrued by Landlord or billed by the taxing jurisdiction for the Base Tax Year shall be used to calculate any excess thereof. Upon a final determination of the Real Estate Taxes for the Base Year Tax by legal proceedings or otherwise, Landlord shall deliver to Tenant a statement setting forth the amount of Real Estate Taxes for the Base Tax Year as finally determined and showing the computation of any adjustment due to Landlord or to Tenant by reason thereof. Any payment due to Landlord or any credit due to Tenant by reason of such adjustment shall be made as provided herein.

                  (e) If Landlord shall receive any tax refund in respect of any tax year following the Base Tax Year, Landlord shall deduct from such tax refund any expenses incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit to Tenant Tenant's Proportionate Share of such refund. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Real Property or of any Real Estate Taxes for any year after the Base Tax Year, to the extent not offset by a tax refund, shall be included as an item of Real Estate Taxes for the tax year in which such contest shall be finally determined for the purposes of computing the Additional Rent due Landlord hereunder.

                  (f) If the tax year for Real Estate Taxes shall be changed, then an appropriate adjustment shall be made in the computation of the Additional Rent due to Landlord or any credit due to Tenant, in accordance with sound accounting principles, to the changeover to any new tax year adopted by any taxing authority. "Real Estate Taxes" as set forth in this Article XXVIII shall mean those taxes attributable to the Real Property and/or the Building, and/or contents, provided that, if because of any change in the method of taxation of real estate any other tax or assessment is imposed upon Landlord or the owner of the Real Property and/or the Building or upon or with respect to the Real Property and/or the Building or the rents or income therefrom in substitution for or in lieu of any tax or assessment which would otherwise be a Real Estate Tax, such other tax or assessment shall be deemed Real Estate Taxes for the purposes hereof.

                  (g) If the last year of the Term ends on any day other then the last day of the tax year, any payment due to Landlord or credit due to Tenant by reason of any increase in Real Estate Taxes shall be prorated, and tenant covenants to pay any amount due to Landlord within thirty (30) days after being billed therefor and Landlord covenants to credit any amount due to Tenant, as the case may be. These covenants shall survive the Expiration Date or earlier termination of this Lease.

         28.3 (a) As used herein, the term "Landlord's Operating Expenses" shall mean those costs or expenses paid or incurred by Landlord for operating, maintaining and repairing the Real Property, including, but not limited to, the cost of electricity, water, fuel, window cleaning, janitorial service, insurance of all kinds carried in good faith by Landlord and applicable to the Real Property, snow removal, maintenance and cleaning of the parking lot, landscape maintenance repairs of any kind for which Landlord is not reimbursed, painting, replacement of worn out mechanical or damaged equipment, uniforms, management fees, building supplies, sundries, sales or use tax on supplies or services, wages and salaries of all persons engaged by Landlord for the operation, maintenance and repair of the Real Property, legal and accounting expenses, and any other expense for cost, which, in accordance with generally accepted accounting principles and the standard management practices for the office buildings comparable to the Building would be considered as an expense of operating, maintaining or repairing the Real Property. Excluded from Landlord's Operating Expenses are mortgage debt service, capital improvement costs, costs reimbursed by insurance, the cost of work performed specifically for a tenant in the Building for which such tenant reimburses Landlord, costs in connection with preparing space for a new tenant and real estate broker's commissions.

                  (b) Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses for any calendar year during the Term after the Base Operating Year as a specified in Item J of the Basic Lease Provisions exceeds Landlord's Operating Expenses during the Base Operating Year.

                  (c) Approximately during the second month of each calendar year of the Term, or within a reasonable period of time thereafter, Landlord shall submit to Tenant a statement (hereinafter referred to as "Landlord's Statement") showing in reasonable detail Landlord's Operating Expenses during the preceding calendar year. Within thirty (30) days next following the submission of a Landlord's Statement, which also shows Landlord's Operating Expenses for the Base Operating Year, Tenant shall pay to Landlord Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses for the Base Operating Year were exceeded. Tenant or its representative shall have the right to examine Landlord's books relating to the expenses of the Real Property only, with respect to the items in the foregoing Landlord's Statement, during normal business hours at any time within ten (10) days following the delivery by Landlord to Tenant of such Landlord's Statement. Unless Tenant shall take written exception to any item contained therein within twenty (20) days after the delivery of same, Landlord's Statement shall be considered as final and accepted by Tenant. Any controversy with respect to any written exception shall be made by an independent certified public accountant mutually acceptable to Landlord and

Tenant, and if such accountant cannot be agreed upon, then by arbitration. Such arbitration shall be conducted upon the request of Tenant provided that Tenant shall be current in payments to be made pursuant to said Landlord's Statement. Arbitration shall be before three arbitrators designated by the American Arbitration Association and in accordance with the rules and regulations of such Association. The expenses of arbitration proceedings shall be borne by the party who shall not have prevailed in said proceedings. The fees of respective counsel engaged by the parties and fees of experts and other witnesses called for by the parties shall be paid by the respective parties engaging such counsel or calling or engaging such witnesses.

                  (d) For each calendar year, Landlord shall notify Tenant of Landlord's best estimate of Tenant's Proportionate Share of Operating Expenses for such calendar year above Base Operating Year Operating Expenses and Tenant shall be obligated to pay Landlord, as Additional Rent along with each monthly installment of Basic Rent due during such calendar year, one twelfth (1/12th) of such estimated amount. Tenant's payments of such estimated amount shall be treated by Landlord as a credit against the actual amount of Tenant's Proportionate Share required to be paid by Tenant pursuant to Paragraph 28.3(b) hereof.

                  (e) Included in each Landlord's Statement, a reconciliation thereof shall be made as follows: Tenant shall be debited with an increase in the Additional Rent shown on such Landlord's Statement and credited with (1) the aggregate amount, if any, paid by Tenant in accordance with the provisions of
Article XXVIII hereof on account of its potential obligation to pay such decrease in the Additional Rent for the calendar year in question, and (2) and decrease in the Additional Rent shown on such Landlord's Statement. Tenant shall pay any net debit balance to Landlord within thirty (30) days as set forth in Paragraph 28.3(c) above; any net credit balance shall be applied by Landlord against the next accruing monthly installment of Additional Rent.

         28.4 Any increase in Additional Rent under this Article XXVIII shall be prorated for the final year of the Term if such year covers a period of less that twelve (12) months. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Article XXVIII result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's obligation to credit Tenant any amount referred to in this Article XXVIII for the final year of the Term shall survive the Expiration Date.

         28.5 With respect to Tenant's Proportionate Share of Operating Expenses in excess of the Base Operating Year, if the Building is not at least ninety percent (90%) occupied during the Base Operating Year or any calendar year during the Term, then those items included within the Operating Expenses which are affected by variations in occupancy of the Building shall be increased by Landlord for such calendar year (or partial calendar year) to the amount that would have been reasonably incurred had Landlord provided such item of work or service to ninety percent (90%) of the rentable area of the Building.

                                  ARTICLE XXIX
                             Personal Property Taxes

         29.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business and its use and occupancy of the Premises.


                                   ARTICLE XXX
                                Security Deposit

         30.1 No security deposit is required to be deposited by Tenant.

                                  ARTICLE XXXII
                             Definition of Landlord

         31.1 The Term "Landlord" as used in this Lease means only the owner for the time being of the Real Property and/or the Building or owner of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest.

         31.2 Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in the Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions and obligations of this Lease shall in no event exceed the amount of Landlord's equity in the Real Property.

                                  ARTICLE XXXII
                                     Notices

         32.1 Notices by either party to the other shall be in writing, sent via registered or certified mail, return receipt requested, postage prepaid and addressed to Landlord or Tenant at their respective addresses as specified in Items H(1) and H(2) of the Basic Lease Provisions, or to such other addresses as either party shall hereafter designate by notice as aforesaid. All notices properly addressed shall be deemed served three (3) business days after the date of mailing.

                                 ARTICLE XXXIII
                                      Signs

         33.1 No sign, advertisement or notice shall be affixed to or placed upon any part of the Premises, the Building or the Real property by the Tenant, except in such manner and of such size, design and color as shall be approved in advance in writing by Landlord, in its sole discretion.

                                  ARTICLE XXXIV
                         Notice of Defects and Accidents

         34.1 Tenant shall give Landlord immediate notice in case of any accident on the Premises involving Tenant, its servants, agents, employees, invitees or licensees in the Building or on the Real Property or of any defects in the Building.

                                  ARTICLE XXXV
                              Rules and Regulations

         35.1 Tenant, on behalf of itself and its employees, agents, servants, invitees and licensees, agrees to comply with the Rules and Regulations with respect to the Real Property attached hereto as Exhibit C and incorporated herein by reference. Landlord shall have the right to make reasonable amendments thereto from time to time for safety, care and cleanliness of the Real Property and the Building, the preservation of good order therein and the general convenience of all the tenants, and Tenant agrees to comply with such amended Rules and Regulations after twenty (20) days' written notice thereof from Landlord.

                                  ARTICLE XXXVI
                                    Directory

         36.1 Landlord shall furnish and service in the lobby of the Building a tenant directory. Tenant, at its expense, may request from Landlord and pay for such reasonable and customary number of names that Tenant may from time to time request to be listed in such directory.

                                 ARTICLE XXXVII
           Hazardous Materials and Compliance with Environmental Law.

         37.1 Tenant shall not cause or permit any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority of the United States Government ("Hazardous Materials") to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which shall not be granted unless Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises, the Building or the Real Property caused or permitted by Tenant results in contamination of the Premises, the Building, or the Real Property by Hazardous Material or otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building, or the Real Property, damages for the loss of restriction on use of rentable or usable space or of any amenity of the Premises, the Building or the Real Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present, including in the soil or ground water on or under the Building. Without limiting the foregoing, if the presence of any Hazardous Material present on the Premises, the Building, or the Real Property caused or permitted by Tenant results in any contamination of the Premises, the Building or the Real Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, and/or the Building, and/or the Real Property to the condition existing prior to the introduction of any such Hazardous Material to the Premises and/or the Building, and/or the Real Property; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such action would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Real Property.

         37.2 Tenant shall, at Tenant's sole cost and expense, comply with the requirements of any federal, state, county, municipal or other governmental law, ordinance, rule, regulation, requirement and/or directive pertaining to the environment (an "Environmental Law" or "Environmental Laws") including, but not limited to, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.); the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1 et seq.); the Worker and Community Right to Know Act (N.J.S.A. 34:5A-1 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.); and the Environmental Cleanup Responsibility Act (N.J.S.A. 13:1K-6 et seq.) and the regulations promulgated thereunder ("ECRA"). In this regard, Tenant shall, at

Tenant's sole cost and expense, make all submissions to, provide all information to and comply with all requirements of any governmental authority. Should said governmental authority determine that action is necessary to clean up, remove and/or eliminate any spills or discharges by Tenant or dangerous or hazardous substances or wastes in and upon the Premises, the Building and/or the Real Property and/or that a cleanup plan must be prepared and submitted, then and that event, Tenant shall, at Tenant's sole cost and expense, take any and all action required and carry out any and all approved plans. Tenant's obligations pursuant to this Paragraph 38.2 shall arise whenever required by any appropriate governmental agency, including, but not limited to, any closing, terminating or transferring of operations at the Premises.

         37.3 Tenant shall, at Tenant's sole cost and expense, comply with ECRA. Tenant shall, at Tenant's sole cost and expense. make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term or any renewal thereof, as the case may be, then Tenant shall, at Tenant's sole cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this Article XXXVIII shall arise if there is any closing, terminating or transferring of operations by any person or entity of an industrial establishment at the Premises pursuant to ECRA, including, without limitation, a sale, transfer or conveyance of the Premises by Landlord, an assignment or subletting by Tenant, or the vacation of the Premises by Tenant for any reason whatsoever. At no expense to Landlord, Tenant shall promptly provide all information within its personal knowledge requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes to the Premises which occur during the Term or any renewal thereof, as the case may be, and from all fines, suits, proceedings, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the ECRA Bureau or any other division of NJDEP. Tenant's failure to abide by the terms of this Article XXXVIII shall be enforceable in a court of law and subject to all equitable remedies. Tenant's obligations hereunder shall survive the Expiration Date of this Lease.

         37.4 Any references in this Lease to ECRA shall also include the current New Jersey law commonly known as ISRA.

                                 ARTICLE XXXVIII
                                  Miscellaneous

         38.1 This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom the enforcement of the change, modification, discharge or abandonment is sought.

         38.2 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in any matter arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

         38.3 If, by reason of strike, labor troubles or other cause beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Landlord shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall in no way be affected, impaired or excused.

         38.4 Tenant represents that it has not dealt with any real estate broker in connection with this Lease, other than as specified in Item G of the Basic Lease Provisions. Tenant indemnifies and holds Landlord harmless from and against any and all claims, liabilities, costs or damages Landlord may incur as a result of a breach of this representation.

         38.5 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

         38.6 (a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

                  (b) Words of a gender used in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the tense requires.

                  (c) All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural as the identity of Tenant requires.

                  (d) This Lease shall be strictly construed neither against Landlord nor Tenant. No remedy or elections given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

                  (e) If, and to the extent that, any of the provisions of any rider, addendum or amendment to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the rider, addendum or amendment, the provision of the rider, addendum or amendment shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such rules and regulations with respect to Tenant to the extent of such inconsistency.

                  (f) Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

                  (g) The parties mutually agree that the headings and captions contained in this Lease are inserted for the convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

                  (h) The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns except as otherwise provided herein.

                  (i) This Lease shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all applicable statutes of the State of New Jersey are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

                  (j) Landlord has made no representations or promises with respect to the Premises or the Real Property except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth in Exhibit B attached hereto and incorporated by reference herein. Landlord shall have no obligation, except as set forth in Exhibit B, to do any work in and to the Premises to render the Premises ready for occupancy and use by Tenant.

         38.7 Tenant shall not record this Lease or a memorandum hereof.

         38.8 Landlord shall have the right, upon giving to Tenant thirty (30) days' prior written notice, to relocate Tenant by substituting for the Premises described herein other space in the Building containing approximately as much area as that contained in the Premises and by paying Tenant's reasonable moving and relocation expenses. Such substituted space shall be improved by Landlord, at its expense, with Tenant finished improvements comparable in quantity and quality to those made in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including the moving, door lettering and telephone relocation. In connection with such relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matter which may pertain thereto.

         38.9 Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     38.10 Landlord and Tenant hereby covenant each for itself, that each has the full right, power and authority to enter into this Lease upon the terms and conditions set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Building is located, that the corporation has full right and authority to enter to this Lease, and that each of the persons signing on behalf of the corporation was authorized to do so.

         38.11 Submission of this Lease to Tenant for examination or signature by Tenant shall not constitute reservation of or an option to lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first hereinabove written.

WITNESS OR ATTEST:                       LANDLORD: SUMMIT PLAZA, INC.




s/Linda Lerner                           By: s/Mark Shefts
--------------                           -----------------


                                         Name:    Mark Shefts

                                         Title:   President



WITNESS OR ATTEST:                       TENANT: ALL-TECH INVESTMENT GROUP,
                                                   INC.

s/Linda Lerner                           By: s/Mark Shefts
--------------                           -----------------

                                         Name:    Mark Shefts

                                         Title:   President

(Corporate Seal)



                        CORPORATE TENANT ACKNOWLEDGEMENT

STATE OF NEW YORK
                                                        ss.
COUNTY OF ROCKLAND

         On this 30th day of April, 1998, before me personally came Mark Shefts, to me known, who, being by me duly sworn, did depose and say that he resides in the Village of Tuxedo Park, State of New York, that he is the President of the corporation described in and which executed the foregoing Lease as Tenant; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like order.


                                                           S/Christine Ciiulla
                                                           -------------------
                                                               Notary Public

                                    EXHIBIT B

                         Landlord's Work in the Premises

                                    EXHIBIT C

                              Rules and Regulations

         1. Tenant shall not (a) obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, exit doorways, halls, stairways, or elevators of the Building, or use the same in any way other than by means of passage to and from the offices of Tenant; (b) bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor;
(c) make or permit any improper noises in the Building; (d) smoke in any elevator, throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways, sit on or place anything upon the window sills; or (e) clean the windows.

         2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON OR BEHIND ANY WINDOWS.

         4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning or repair of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

         5. Tenant shall not employ any person or persons for the purpose of cleaning the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by janitors or any of its employees, or by any other person or any other cause.

         6. When electrical wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only be contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc. shall be

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approved by Landlord. No tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Premises; and if the floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

         7. Tenant must submit to Landlord in writing a description of the weight, size and positions of all safes and other bulky or heavy equipment and all freight which Tenant proposes to bring into the Building; and including the time of moving the same in and out of the Building. Tenant shall not bring such items into the Building until receiving Landlord's written consent. Once such Landlord consent is received, all such moving shall be done under the strict supervision of Landlord or Landlord's property manager. Landlord will not be responsible for loss or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining such equipment or freight shall be repaired at the expense of the Tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulation are a part.

         8. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient (including proper floor load), in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

         9. No additional lock or locks shall be placed by Tenant on any door in the Building without the prior written consent of Landlord. Two keys shall be initially be furnished to Tenant by Landlord; two addition keys shall be supplied to Tenant by Landlord upon request without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees shall not have any duplicate key made and shall not change any lock. All keys to doors and washrooms shall be returned to Landlord on or before the Expiration Date or earlier termination of this Lease, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

         10. No bicycles, vehicles (except wheelchairs) or animals of any kind shall be brought into or kept in or about the Premises.

         11. The requirements of Tenant will be attended to only upon application at the office of Landlord or Landlord's property manager. Employees of Landlord or Landlord's property manager shall not perform any work for Tenant or do anything outside of

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their regular duties unless under special instructions from Landlord.

         12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

         13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

         14. Tenant shall be entitled to access to the Building by master key during non-business or overtime hours; it shall be Tenant's responsibility to secure the Premises at the nonbusiness hours when Tenant enters or leaves the Building.

         15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior consent of Landlord. All blinds must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

         16. Canvassing, soliciting and peddling on the Real Property or in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         17. There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any handtrucks except those equipped with rubber tires and side guards. If delivery or pickup is being made which requires the use of a handtruck on the elevator, Tenant shall ensure that proper padding shall be utilized in the elevator.

         19. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         20. Each tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors are closed and locked.


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         21. No animals of any kind shall be allowed in the Building except for working dogs.

         22. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights, which are reserved for Landlord's purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, for Landlord or anyone Landlord might designate, except that Tenant may use the name as its business address and for no other purpose; (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to limit the space on the directory of the Building allotted to Tenant; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         23. Tenant shall list all articles to be taken from the Building (other than those taken out in the usual course of business of Tenant) on Tenant's letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building's property manager for approval before such articles are taken from the Building.

         24. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees the unassigned parking area provided by Landlord for the parking of passenger automobiles. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for the use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of parking area. Landlord reserves the right to change any existing or future parking area, roads, or driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder. The persistent or frequent violation of this right by Tenant, its employees and invitees which continues after written notice from Landlord shall be deemed a default by Tenant under the terms of this Lease and shall also subject Tenant to a revocation by Landlord of Tenant's right to use any parking spaces.

         25. Tenant shall not use the Premises or permit the Premises to be used for the sale of food and beverages.

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         26. For the protection of Tenant and Landlord, as their interests may appear, Tenant hereby agrees at its own expense to maintain in full force and effect at all times during the Term of this Lease policies of insurance, issued by a responsible carrier or carriers acceptable to Landlord, which afford the following coverage:

         A. Workmen's Compensation                 Statutory
         B. Employers Liability                    Not less than $100,000
         C. Broad Form Comprehensive               Not less than $1,000,000
            General Liability Insurance            combined single limit for
            including Contractual                  both bodily injury and
            Liability, Broad Form                  property damage
            Property Damage, Personal
            Injury, Completed Operations,
            Products Liability, Fire Damage

         27. Tenant, its employees and agents hereby agree to abide by reasonable rules and regulations of which Tenant shall be notified in writing pertaining to the use of the Building as may be hereafter promulgated from time to time by Landlord.

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